UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ x] Definitive Information Statement

MONTPELLIER GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[✓] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)4 and 0-11.

  Title of each class of securities to which transaction applies:

Common, Preferred Stock

  Aggregate number of securities to which transaction applies:

a. Common:

b. Preferred Stock

  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

  Proposed Maximum Aggregate Value of Transaction: N/A

  Total Fee Paid: N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11)a_)2_ and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

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  Form, Schedule or Registration Statement No.

  Filing Party:

  Date Filed

MONTPELLIER GROUP, INC.

10-1917 WEST 4TH AVE.

VANCOUVER, B.C. V6J 1M7

NOTICE OF SPECIAL ACTION OF SHAREHOLDERS

DATED AUGUST 1, 2005

Dear Shareholders:

The majority of shareholders of Montpellier Group, Inc. approved the Resolution of the Board of Directors to file an Amendment to the Company's Articles of Incorporation changing the name of the Company to International Gold Resources, Inc.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

Only shareholders of record at the close of business on August 1, 2005 will be entitled to receive this Information Statement and notice of the Special meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Roland Vetter, President

Signed at: Vancouver, B.C.

Date: September 16th, 2005

MONTPELLIER GROUP, INC.

15321 MAIN ST. NE. 152, DUVALL, WA 98019

INFORMATION STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

HELD ON AUGUST 1, 2005

INTRODUCTION

This Information Statement is being furnished to the shareholders of Montpellier Group, Inc., a Delaware corporation (the "Company"), to inform them of the special meeting of shareholders. This meeting (referred to herein as the "Special Meeting") was held on August 1, 2005 at the corporate offices of the Company. Only shareholders of record at the close of business on August 1, 2005 (the "Record Date") will be entitled to receive this Information Statement.

At the Special Meeting, holders of common stock were asked to approve the Resolution of the Board of Directors approving the filing of an Amendment to its Articles of Incorporation changing the Company's name to International Gold Resources, Inc.

Principal Shareholders, who collectively represented 24,357,700 shares of the total 38,007,700 shares of common stock, and all of the 2,000,100 shares of preferred stock, were present. All of the Principal Shareholders voted in favor of the proposal. Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting will be paid by the company.

The Company's principal executive offices are located at 15321 Main St. NE. 152, Duvall, WA 98019

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

AMENDMENT TO ARTICLES OF INCORPORATION

Pursuant to the terms of the Merger Agreement entered into on August 19, 2005, and previously approved by a majority of shareholders, the Company is required to change its name to International Gold Resources, Inc. The Board approved such name change on September 2, 2005 and subsequently requested shareholder approval of such amendment.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 100,000,000 shares of common stock authorized with a stated par value of $.0001 per share, of which 38,007,700 shares were issued and outstanding, with 61,992,300 shares authorized but unissued. The holders of the Common Stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders and have the right of cumulative voting in connection with the election of directors. The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Code and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

PREFERRED STOCK

As of the Record date, there were 20,000,000 shares of preferred stock authorized with a stated par value of $.001 per share, of which 2,000,100 shares were issued and outstanding, with 17,999,900 shares authorized but unissued. The holders of the Preferred Stock vote as a single class in all matters. Holders of the Series A Preferred shall be entitled to receive Common Stock dividends or other distributions with the holders of the Common Stock on an "as converted" basis when and if declared by the Directors of the Corporation. Holders of Preferred stock have the right to convert their shares into common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 1, 2005, the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 15321 Main St. NE. 152, Duvall, WA 98019

Name of Beneficial Owner	Nature of Affiliation	Shares of Common Stock Beneficially Owned (3)	Percentage of Shares of Common Stock Beneficially owned
Paul Hayward	Director, Secretary	1,000,000	4%
Roland Vetter	Director, President, CFO

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

There are no officers or directors that received compensation in excess of $100,000 or more during the year ended October 31, 2004.

BOARD OF DIRECTORS - COMMITTEES

2004 Committee Meetings

During the fiscal year ended October 31, 2004, the Board of Directors met two times.

Audit Committee

The Board of Directors does not have a standing Audit Committee.

The Company's common stock trades on the OTC Bulletin Board under the symbol MPLG (OTCBB). Thus, the Company is not subject to NASDAQ audit committee requirements.

The Company's Articles of Incorporation do not set forth separate functions of the Audit Committee.

AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (800) SEC-0330 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Any shareholder may also receive a copy of any report by contacting the Company by mail at 15321 Main St. NE. 152, Duvall, WA 98019, The Company will provide the documents incorporated by reference without charge upon such written or oral request.

DATED: September 16th , 2005

The foregoing Notice and Information Statement are sent by Order of the Board of Directors

Chairman of the Board